FORM N-SAR FOR THE SEMI-ANNUAL PERIOD ENDED 6/30/01

REGISTRANT: METROPOLITAN SERIES FUND, INC.

SUB-ITEM 77Q1: Exhibits

(a) Copies of any material amendments to the registrant's charter or by-laws;

Incorporated by reference to Post Effective Amendment No. 30 filed with SEC on April 4, 2001. (Addition of Janus Growth and Franklin Templeton Small Cap Growth Portfolios)

(d) Copies of all constituent instruments defining the rights of the holders of any new class of securities and of any amendments to constituent instruments referred to in answer to sub-item 77J;

Incorporated by reference to Post Effective Amendment No. 30 filed with SEC on April 4, 2001. (Metropolitan Series Fund, Inc. Class B and Class E Distribution Plan and the Plan Pursuant to Rule 18f-3 Under the Investment Company Act of 1940)

(e) Copies of any new or amended Registrant investment advisory contracts;

Incorporated by reference to Post Effective Amendment No. 30 filed with SEC on April 4, 2001. (Form of Investment Management and Sub-Investment Management Agreements relating to each of the Portfolios)